Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

October 31, 2013

Northern Trust Corporation

50 South LaSalle Street

Chicago, Illinois 60603

Re:	Northern Trust Corporation.

Registration Statement on Form S-3 (File No. 333-175892)

Ladies and Gentlemen:

We have acted as special counsel to Northern Trust Corporation., a Delaware corporation (the “Company”), in connection with the public offering of $750,000,000 aggregate principal amount of the Company’s 3.950% subordinated notes due 2025, (the “Subordinated Notes”), which will be issued under the Junior Subordinated Indenture, dated as of January 1, 1997, as amended and supplemented by the First Supplemental Indenture, dated as of October 31, 2013 (together, the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to The First National Bank of Chicago, a national banking association), as trustee (the “Trustee”), as supplemented by the Officers’ Certificate, dated October 31, 2013 (the “Officers’ Certificate” and, together with the Base Indenture, the “Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(i) the registration statement on Form S-3 (File No. 333-175892) of the Company relating to the Subordinated Notes and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2011 under the Securities Act allowing for delayed offerings pursuant to

Northern Trust Corporation

October 31, 2013

Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(ii) an executed copy of the Indenture;

(iii) an executed copy of the Underwriting Agreement, dated October 28, 2013 (the “Underwriting Agreement”), between Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives of the several underwriters named therein, and the Company;

(iv) the forms of global certificates evidencing the Subordinated Notes (each a “Note Certificate”) included in the Indenture;

(v) a copy of the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware and by the Secretary of the Company;

(vi) a copy of the Company’s By-Laws, as amended and in effect as of the date hereof and as certified by the Secretary of the Company; and

(vii) copies of certain resolutions of the Board of Directors of the Company, adopted on July 19, 2011 and April 16, 2013, as certified by the Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Northern Trust Corporation

October 31, 2013

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of Illinois and (ii) the General Corporation Law of the State of Delaware, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any law (other than Opined on Law) on the opinion stated herein. Insofar as the opinion expressed herein relates to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

The Indenture and the Note Certificate are referred to herein together as the “Transaction Documents.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that when the Note Certificates are duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Subordinated Notes will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of Illinois.

The opinion stated herein is subject to the following qualifications:

(a) the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinion contained herein, we do not express any opinion with respect to the effect on the opinion stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Documents with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Documents;

(c) except to the extent expressly stated in the opinion contained herein, we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

Northern Trust Corporation

October 31, 2013

(d) except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms; and

(e) in rendering the opinion set forth above, we have assumed that the Trustee’s certificate of authentication of the Note Certificates will have been manually signed by one of the Trustee’s authorized officers and that the Note Certificates conform to the specimens thereof examined by us;

In addition, in rendering the foregoing opinion we have assumed that:

(a) the Company has complied with and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents; and

(b) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations under the Transaction Documents (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP